EXHIBIT 23.1







                               Arthur Andersen LLP









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Mississippi Power Capital Trust II Preferred Securities, Mississippi Power Capital Trust III Preferred Securities, Mississippi Power Capital Trust II Capital Securities, Mississippi Power Capital Trust III Capital Securities, Mississippi Power Company Junior Subordinated Notes, Mississippi Power Company Senior Notes and Mississippi Power Company Guarantees with respect to Preferred Securities and Capital Securities of Mississippi Power Capital Trust II and Mississippi Power Capital Trust III) of our reports on Mississippi Power Company dated February 12, 1997 included in Mississippi Power Company's Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.


                                                     /s/Arthur Andersen LLP




Atlanta, Georgia
January 27, 1998